EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 142 to Registration Statement No. 002-27962 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Special Investment Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 26, 2014

Appendix A

Report Date

Fund/Portfolio

February 17, 2014	Eaton Vance Large-Cap Growth Fund
February 17, 2014	Large Cap Growth Portfolio
February 18, 2014	Eaton Vance Large-Cap Value Fund
February 18, 2014	Large-Cap Value Portfolio
February 18, 2014	Eaton Vance Dividend Builder Fund
February 18, 2014	Dividend Builder Portfolio
February 18, 2014	Eaton Vance Small-Cap Value Fund
February 21, 2014	Eaton Vance Balanced Fund
February 20, 2014	Eaton Vance Small-Cap Fund
February 20, 2014	Eaton Vance Special Equities Fund
February 24, 2014	Eaton Vance Real Estate Fund